Exhibit 1.1

OASMIA PHARMACEUTICAL AB

[●] Ordinary Shares to be represented by [●] American Depositary Shares

[●] Warrants to purchase [●] American Depositary Shares

UNDERWRITING AGREEMENT

[ ● ], 2015

Ladenburg Thalmann & Co. Inc.
570 Lexington Avenue

11th Floor

New York, NY 10022

As Representative of the several Underwriters named on Schedule 1 attached hereto

Ladies and Gentlemen:

The undersigned, Oasmia Pharmaceutical AB, a company formed under the laws of Sweden (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of Oasmia Pharmaceutical AB, the “Company”), hereby confirms its agreement (this “Agreement”) with Ladenburg Thalmann & Co. Inc. (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 1 hereto for which you are acting as Representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1. Purchase and Sale of American Depositary Shares.

1.1 Firm ADSs.

1.1.1. Nature and Purchase of Firm American Depositary Shares.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, an aggregate of [ ● ] shares of the Company’s ordinary shares, par value SEK 0.10 per share (the “Ordinary Shares”) which will be represented by [ ● ] American Depositary Shares (the “American Depositary Shares,” and such American Depositary Shares, the “Firm ADSs”), together with warrants (the “Warrants”) to purchase up to an aggregate [ ● ] American Depositary Shares (the “Firm Warrants” and together with the Firm ADSs, the “Firm Securities”), with such amount of Firm Warrants representing one (1) Firm Warrant for each two (2) Firm ADSs sold.

(ii) The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Securities set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price set forth in Schedule 2-A. The Firm Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

(iii) The Firm ADSs and the Option ADSs (as defined below) are hereinafter referred to collectively as the “ADSs.” The Firm Warrants and Option Warrants (as defined below) are hereinafter referred to as the “ADS Warrants.” The ADS Warrants shall be issued directly by the Company and shall have the rights and privileges set forth in the form of ADS Warrant Agent Agreement attached hereto as Exhibit A (the “Warrant Agreement”). The Ordinary Shares which will be represented by the ADSs and any ADSs issued upon exercise of the ADS Warrants are herein called the “Underlying Shares.” Each ADS will initially represent three (3) Underlying Shares. The Firm Securities and the Option Securities (as defined below) are collectively hereinafter referred to as the “Public Securities,” and the offering and sale of the Public Securities is hereinafter referred to as the “Offering.”

1.1.2. Payment and Delivery.

(i) Delivery and payment for the Firm Securities shall be made at 10:00 a.m., U.S. Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (or the fourth (4th) Business Day following the Effective Date if the Registration Statement is declared effective after 4:01 p.m., U.S. Eastern time) or at such other time as shall be agreed upon by the Representative and the Company, at the offices of McGuireWoods LLP (“Representative’s Counsel”), 1345 Avenue of the Americas, 7th floor, New York, NY 10105, or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Securities are called the “Closing Date.”

(ii) Payment for the Firm Securities shall be made on the Closing Date by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery (or through the facilities of The Depository Trust Company (“DTC”)) for the account of the Underwriters of (1) American Depositary Receipts (the “ADRs”) (in form and substance satisfactory to the Underwriters) issued pursuant to the Deposit Agreement evidencing the Firm ADSs and (2) warrant certificates evidencing the Firm Warrants. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representative for all of the Firm Securities. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York. Notwithstanding the foregoing, certain settlement mechanics are addressed in Section 1.4 below.

1.2 Option American Depositary Shares and Warrants.

1.2.1. Option Securities. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Securities, the Company hereby grants to the Underwriters an option to purchase up to (i) [ ● ] additional Ordinary Shares (which will be represented by [ ● ] American Depositary Shares), which represents fifteen percent (15%) of the Ordinary Shares underlying the Firm ADSs sold in the offering, from the Company (the “Over-allotment Option”); such [ ● ] additional Ordinary Shares, the net proceeds of which will be deposited with the Company’s account, as represented by the American Depositary Shares, are hereinafter referred to collectively as “Option ADSs”; and (ii) [ ● ] warrants to purchase [ ● ] American Depositary Shares (the “Option Warrants” and together with the Option ADSs, the “Option Securities”), with such amount representing a maximum of one (1) Option Warrant for each two (2) Option ADSs sold. The purchase price to be paid per Option ADS and per Option Warrant shall be equal to the price per Firm ADS and per Firm Warrant, respectively, as set forth in Section 1.1.1 hereof.

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1.2.2. Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Securities within forty-five (45) days after the Closing Date. The Underwriters shall not be under any obligation to purchase any Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option ADSs and Option Warrants to be purchased and the date and time for delivery of and payment for the Option Securities (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Representative’s Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Securities, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Option ADSs and Option Warrants specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Option ADSs and Option Warrants then being purchased as set forth in Schedule 1 opposite the name of such Underwriter.

1.2.3. Payment and Delivery. Payment for the Option Securities shall be made on the Option Closing Date by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery to you of ADRs (in form and substance satisfactory to the Underwriters) to be issued pursuant to the Deposit Agreement evidencing the Option ADSs and warrant certificates evidencing the Option Warrants, respectively (or through the facilities of DTC) for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Representative for applicable Option Securities.

1.3 Representative’s Purchase Warrants.

1.3.1. Representative Warrant. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date an option (“Representative’s Warrant”) for the purchase of an aggregate of [ ● ] Ordinary Shares, representing two percent (2%) of the Underlying Shares in respect of the Firm ADSs, for an aggregate purchase price of $[ ● ]. As specified in the Representative’s Warrant, in the form attached hereto as Exhibit B (the “Representative’s Warrant Agreement”), the Representative’s Warrant shall be exercisable, in whole or in part, commencing on the Effective Date and expiring on the five (5) year anniversary of the Effective Date at an initial exercise price calculated on the basis of $[ ● ] per Ordinary Share, which is equal to 41 2/3% of the per Firm ADS public offering price of the Firm ADSs (or 125% of the per Underlying Share price implied by such Firm ADS public offering price). The Representative’s Warrant Agreement and the Ordinary Shares issuable upon exercise thereof are hereinafter referred to as the “Representative’s Shares.” The Representative understands and agrees that there are significant restrictions pursuant to Rule 5110 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) against transferring the Representative’s Warrant and the underlying Ordinary Shares during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

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1.3.2. Delivery. Delivery of the Representative’s Warrant shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request. The aggregate underwriting discount pursuant to Section 1.1.1 and the Representative’s Warrant, in addition to any other applicable reimbursements set forth elsewhere in this Agreement, shall constitute fees payable to the Representative in connection with the transactions contemplated herein.

1.4 Stock Lending Agreements.

1.4.1. Stock Lending Agreement for ADSs. The parties hereto agree that to facilitate the orderly closing(s) of the offering of the Firm ADSs and the Option ADSs, as applicable, in light of certain Swedish registration requirements applicable to the Underlying Shares to be issued thereunder, the following shall apply: (1) the Underlying Shares, immediately prior to and concurrent with the consummation of the offering of the Firm ADSs and the Option ADSs, as applicable, and the time of delivery of the Firm ADSs and the Option ADSs, as applicable, against payment may be based on Ordinary Shares temporarily loaned by a certain stockholder of the Company to the Company pursuant to the terms of a stock lending agreement, substantially in the form attached hereto as Exhibit C (the “ADS Stock Lending Agreement”), between such stockholder and the Company; (2) concurrently with such loan, at the consummation of the offering of the Firm ADSs and the Option ADSs, as applicable, the Representative shall execute and deliver to the Company one or more subscription lists on behalf of the Underwriters and the Company will cause the Underlying Shares to be issued accordingly and registered with the applicable regulatory authority in Sweden; and (3) thereafter, immediately upon and concurrent with the several Underwriters becoming the technical momentary owners of the Underlying Shares, the Company shall deposit such Underlying Shares (the “Replacement Shares”) with the custodian for the Depositary (as defined below), whereupon the Ordinary Shares loaned by the original stockholder will be returned and the Replacement Shares shall be deemed to be the Underlying Shares for the Firm ADSs and the Option ADSs, as applicable. As between the Company and the Underwriters, the Company shall bear all responsibility with respect to the completion of the actions contemplated in the ADS Stock Lending Agreement except for the delivery of the subscription lists described above.

1.4.2. Stock Lending Agreement for Warrants. The parties hereto further agree that to facilitate the orderly settlement(s) of the ADS Warrants, in light of certain Swedish registration requirements applicable to the Ordinary Shares to be issued upon the exercise thereof, the following shall apply (1) the Ordinary Shares underlying the ADSs issuable upon the exercise of the ADS Warrants, immediately prior to and concurrent with the settlement(s) of the exercise of the ADS Warrants and the time of delivery of the ADSs issuable thereunder, against payment may be based on Ordinary Shares temporarily loaned by a certain stockholder of the Company to the Company pursuant to the terms of a stock lending agreement (the “Warrant Stock Lending Agreement” and together with the ADS Stock Lending Agreement, the “Stock Lending Agreements”), between such stockholder and the Company; (2) concurrently with such loan, at the settlement of the exercise of the ADS Warrants, the holder of such warrant shall execute and deliver to the Company a subscription list and the Company will cause the Ordinary Shares to be issued accordingly and registered with the applicable regulatory authority in Sweden; and (3) thereafter, immediately upon and concurrent with the holders of such warrants becoming the technical momentary owners of the Ordinary Shares, the Company shall deposit the applicable Replacement Shares with the custodian for the Depositary, whereupon the Ordinary Shares loaned by the original stockholder will be returned and the applicable Replacement Shares shall be deemed to be the Ordinary Shares for the ADS Warrants. As between the Company and the holders of such warrants, the Company shall bear all responsibility with respect to the completion of the actions contemplated in the Warrant Stock Lending Agreement except for the delivery of the subscription list described above.

1.5 Deposit Agreement. Subject to the mechanics described in Section 1.4, the Underlying Shares will, following subscription for the Underlying Shares by the Underwriters and issuance of the Underlying Shares by the Company, be deposited with Svenska Handelsbanken or SEB Merchant Banking, each acting as custodian for the Depositary pursuant to the deposit agreement dated [●], 2015 in the form attached hereto as Exhibit D (the “Deposit Agreement”) by and among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders and beneficial holders from time to time of the ADSs issued thereunder.

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2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1 Filing of Registration Statement.

2.1.1. Registration Pursuant to the Securities Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form F-1 (File No. 333-205515), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments, including any related prospectus or prospectuses, have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Regulations”) and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated by reference therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement (including the financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated by reference therein), is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated [ ● ], 2015, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering (including the financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated by reference therein) is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

Certain definitions used herein are defined as follows:

“Applicable Time” means [●] [p.m.]/[a.m.], Eastern time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule 2-B hereto.

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“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2-A hereto, all considered together.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

“Permitted Testing-the-Waters Communication” means each Written Testing-the-Waters Communication listed on Schedule 3 attached hereto.

2.1.2. Registration Pursuant to the Exchange Act. The Public Securities are registered pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Public Securities of the Company under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.2 Emerging Growth Company. From the earlier of (i) the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication or (ii) the time of initial confidential submission of the Registration Statement to the Commission in connection with the Company’s initial public offering of the Public Securities, through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

2.3 Testing-the-Waters Communications By the Company. The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone, including the Representative, to engage in Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communications other than the Permitted Testing-the-Waters Communications. As of the Applicable Time, each Written Testing-the-Waters Communication, when considered together with the Pricing Disclosure Package, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.4 Registration on Form F-6. A registration statement on Form F-6 (File No. 333-205841) with respect to the ADSs has (i) been prepared by the Company and the Depositary in conformity with the requirements of the Securities Act and the rules and regulations thereunder, (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to you as the Representative. As used in this Agreement, “F-6 Registration Statement” means such registration statement, as amended at the time it became effective under the Securities Act, including all exhibits thereto. The Commission has not issued any order suspending the effectiveness of the F-6 Registration Statement, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The F-6 Registration Statement, at the time it became effective under the Securities Act, (i) conformed in all material respects to the requirements of the Securities Act and the rules and regulations thereunder and (ii) did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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2.5 Stock Exchange Listing. The Company has submitted a Listing Application with the Nasdaq Capital Market with respect to the ADSs. The ADSs have been approved for listing on the Nasdaq Capital Market, subject only to official notice of issuance. There is no action pending by the Company or, to the Company’s knowledge, by the Nasdaq Capital Market to delist the ADSs from the Nasdaq Capital Market, nor has the Company received any notification that the Nasdaq Capital Market is contemplating terminating such listing. The Company has taken no action designed to, or likely to have the effect of, terminating such approval from the Nasdaq Capital Market or delisting of the Ordinary Shares from NASDAQ OMX Stockholm (“Nasdaq Stockholm”) or the Frankfurt Stock Exchange, nor has the Company received any notification from the Nasdaq Capital Market, Nasdaq Stockholm or the Frankfurt Stock Exchange that such exchange is contemplating terminating such approval or listing.

2.6 No Stop Orders, etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.7 Disclosures in Registration Statement.

2.7.1. Compliance with Securities Act and 10b-5 Representation.

(i) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, at the date hereof and at the Closing Date and on each Option Closing Date (if any), complied or will comply in all material respects with the requirements of the Securities Act and the Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the date of this Agreement, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) The Pricing Disclosure Package, as of the Applicable Time, as of the date of this Agreement, at the Closing Date or at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: the information in the first table under the heading “Underwriting” on page [139] of the Pricing Prospectus, the dollar amounts in the first paragraph under the heading “Underwriting—Commissions and Expenses” on page [139] of the Pricing Prospectus, and the first sentence in the first paragraph under the heading “Underwriting—Stabilization” on page [142] of the Pricing Prospectus (the “Underwriters’ Information”).

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(iv) Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

(v) The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Public Securities other than the Pricing Disclosure Package.

(vi) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined above) used in the sale of the Public Securities. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Pricing Disclosure Package or the Final Prospectus, since its first use and at all relevant times since then, no Issuer Free Writing Prospectus has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof. Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below in Section 3.6), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(vii) The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of the Ordinary Shares,” “Description of the American Depositary Shares” and “Description of the Warrants” insofar as they purport to constitute a summary of the terms of the Underlying Shares or Public Securities, as applicable, and documents referred to therein, are accurate, complete and fair.

(viii) The disclosures in the Registration Statement, the Preliminary Prospectus and the Prospectus concerning the effects of federal, state, local and foreign regulation, including in Sweden and the European Union, on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact.

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2.7.2. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except for any such default that would not reasonably be expected to result in a Material Adverse Change (as defined below). The performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations except for any such violation that would not reasonably be expected to result in a Material Adverse Change.

2.7.3. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

2.7.4. Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s business as currently contemplated are correct in all material respects and no other such material regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

2.7.5. Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, and the Final Prospectus, in each case at the time such “forward-looking statement” was made.

2.8 Changes After Dates in Registration Statement.

2.8.1. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.8.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money except obligations incurred in the ordinary course of business; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

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2.9 Independent Accountants. Ernst & Young AB (the “Auditor”), whose report is filed with the Commission and incorporated by reference as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) is an independent public accounting firm as required by the Securities Act and the Exchange Act, (ii) to the knowledge of the Company, is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) is a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration, to the knowledge of the Company, has not been suspended or revoked and who have not requested such registration to be withdrawn. The Auditor has not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.10 Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply. Such financial statements have been prepared in conformity with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Furthermore, the recommendation RFR 1, Supplementary accounting regulations for Groups, issued by the Swedish Financial Reporting Board, has been applied. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. No other financial statements or supporting schedules are required under the Securities Act to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The financial data set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Summary of Selected Consolidated Financial Data,” “Selected Consolidated Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in any Prospectus. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its Ordinary Shares; (iii) there has not been any change in the Ordinary Shares of the Company or any of its Subsidiaries, or, other than in the course of business, any grants under any stock compensation plan; (iv) there has not been any material change in the Company’s long-term or short-term debt; and (v) no Material Adverse Change has occurred.

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2.11 Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13-a15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Auditor and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

2.12 Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date and on the Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares of the Company or any security convertible into or exercisable for Ordinary Shares of the Company, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities (other than as a result of the grant in the ordinary course of stock options under the Company’s existing equity incentive plans).

2.13 Valid Issuance of Securities, etc.

2.13.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all applicable securities laws; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Ordinary Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding Ordinary Shares were at all relevant times exempt from the registration requirements of the Securities Act and any applicable national, state or local securities or “blue sky” laws (or equivalent).

2.13.2. Securities Sold Pursuant to this Agreement. Upon due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the applicable Stock Lending Agreements and the Deposit Agreement, such ADSs will be duly and validly issued, fully paid and non-assessable, freely transferable to and for the account of the Underwriters, and the persons in whose name the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The Public Securities (and the Underlying Shares) and the Representative’s Shares have been duly authorized for issuance and sale and, when issued and paid for (in the case of the ADSs and the Ordinary Shares underlying such ADSs issuable under the ADS Warrants, in accordance with such warrants), will be validly issued, fully paid and non-assessable and will be issued in compliance with all applicable securities laws; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities (and the Underlying Shares) and the Representative’s Shares are not and will not be subject to the rights of first refusal, preemptive or registration rights of any holders of any security of the Company or similar contractual rights granted by the Company, except as have been duly waived; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities (and the Underlying Shares) and the Representative’s Shares has been duly and validly taken. The Public Securities (and the Underlying Shares) and the Representative’s Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

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2.14 Registration Rights of Third Parties. No holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

2.15 Validity and Binding Effect of Agreements. Each of this Agreement, the Representative’s Warrant Agreement, the Deposit Agreement and each of the Stock Lending Agreements has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses.

2.16 No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement, the Warrant Agreement, the Representative’s Warrant Agreement, the Deposit Agreement and the Stock Lending Agreements, and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s Articles of Association (as the same may be amended or restated from time to time, the “Charter”) or any other applicable governing document of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof (including, without limitation, those promulgated by the United States Food and Drug Administration (the “FDA”), the United States Department of Agriculture (the “USDA”) and the Environmental Protection Agency (the “EPA”), the European Medicines Agency (the “EMA”) or by any other foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA, the USDA, the EPA or the EMA) except in the case of clauses (i) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

2.17 No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject. The Company is not (i) in violation of any term or provision of its Charter or (ii) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity, except, in the case of clause (ii) of this Section 2.17, for any violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

2.18 Corporate Power; Licenses; Consents.

2.18.1. Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and each Subsidiary has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus, the Registration Statement and the Pricing Disclosure Package, except where the failure to have any such authorization, approval, order, license, certificate or permit would not result in or reasonably be expected to result in a Material Adverse Change.

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2.18.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement, the Warrant Agreement, the Deposit Agreement and the Stock Lending Agreements and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Underlying Shares and the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Deposit Agreement and the Stock Lending Agreements and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to (i) applicable U.S. federal and state securities laws, (ii) applicable FINRA rules and regulations, (iii) the filing of legally required notices with the Swedish Companies Registration Office regarding the issuance of the Underlying Shares and (iv) the necessary filings and approvals from the Nasdaq Capital Market to list the ADSs.

2.19 D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s directors, officers and principal stockholders as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement (as defined in Section 2.29 below), provided to the Underwriters is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

2.20 Litigation; Governmental Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company, any Subsidiary or any property or assets of the Company or its Subsidiaries or, to the Company’s knowledge, any executive officer or director which is before or by any court or governmental agency, authority or body, or any arbitrator or mediator.

2.21 Good Standing. Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation and is in good standing under the laws of the jurisdiction in which it is organized as of the date hereof and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

2.22 Insurance. Each of the Company and its Subsidiaries carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and all such insurance is in full force and effect. Neither the Company nor any Subsidiary has reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

2.23 Transactions Affecting Disclosure to FINRA.

2.23.1. Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA.

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2.23.2. Payments Within Twelve (12) Months. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

2.23.3. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates or associated persons, except as specifically authorized herein.

2.23.4. FINRA Affiliation. There is no (i) officer or director of the Company, (ii) beneficial owner of 5% or more of any class of the Company’s securities or (iii) to the knowledge of the Company, beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

2.23.5. Information. All information provided by the Company in its FINRA questionnaire to Representative’s Counsel specifically for use by Representative’s Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.23.6. Right to Act as Underwriter. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

2.24 Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.25 Compliance with OFAC. None of the Company and its Subsidiaries or any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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2.26 Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

2.27 Environmental Matters. Each of the Company and its Subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business, except where non-compliance would not reasonably be expected to result in have a Material Adverse Change; (ii) neither the Company nor any Subsidiary has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business and is in compliance with all terms and conditions of any such permit, license or approval in all material respects, except where non-compliance would not reasonably be expected to result in a Material Adverse Change; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any Subsidiary to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or any Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA 1980”) or otherwise designated as a contaminated site under applicable state or local law. The Company has not been named as a “potentially responsible party” under CERCLA 1980.

2.28 Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Representative’s Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.29 Lock-Up Agreements.

2.29.1. Schedule 4 hereto contains a complete and accurate list of the Company’s officers and directors (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative executed Lock-Up Agreements, in the form attached hereto as Exhibit E, prior to the execution of this Agreement.

2.29.2. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of one hundred eighty (180) days after the effective date of the Registration Statement (the “Lock-Up Period”), (i) sell, offer, pledge, contract to sell, sell or grant any option to sell (including any short sale), or contract to purchase, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares (or other equity securities) of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares or other equity securities of the Company, (ii) otherwise dispose of any Ordinary Shares, options or warrants to acquire Ordinary Shares, or securities exchangeable or exercisable for or convertible into Ordinary Shares, currently or hereafter owned either of record or beneficially; (iii) file or cause to be filed any registration statement with the Commission relating to the offering of any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iv) enter into any swap, hedge or similar arrangement that transfers, in whole or in part, the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is settled by other such securities, in cash or otherwise; or (v) publicly announce the intention to do any of the foregoing.

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The restrictions contained in this Section 2.29.2 shall not apply to (i) the Public Securities to be sold hereunder; (ii) the issuance by the Company of Ordinary Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, of which the Representative has been advised in writing and as disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or the Prospectus; (iii) the issuance by the Company of stock options not exercisable during the Lock-Up Period or the grant of restricted Ordinary Shares of the Company under any equity compensation plan of the Company described in the Registration Statement (excluding exhibits thereto) and the Prospectus; (iv) the issuance of equity securities pursuant to bona fide employee benefit or purchase plans established after the date hereof; or (v) the issuance by the Company of any of the Representative’s Shares.

Notwithstanding the foregoing, to the extent that any Underwriter is at such time providing research coverage to the Company or intends to commence research coverage to the Company and is subject to the restrictions set forth in FINRA Rule 2711(f)(4), if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives such extension in writing; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant with Rule 139 of the Securities Act and the Company’s securities are “actively traded” as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

2.30 Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to result in a Material Adverse Change. The Company’s ownership and control of each Subsidiary is as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. None of the Subsidiaries is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act).

2.31 Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

2.32 Board of Directors. The Board of Directors of the Company is comprised of the persons so identified and set forth in the Registration Statement.

2.33 Sarbanes-Oxley Compliance.

2.33.1. Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.33.2. Compliance. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and, except as disclosed in the Registration Statement or the Prospectus, has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”).

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2.34 No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.35 No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

2.36 Property. The Company and its Subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by them that is material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Change. The property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its Subsidiaries.

2.37 Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. No action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will give rise to any infringement of any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any written notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change: (i) there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights; (iii) the Intellectual Property Rights owned by the Company and, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, and the Company has not received any written notice of such claim; (v) no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company; and (vi) the Company is unaware of any facts which would form a reasonable basis for any claim described in (i)-(v) above. All material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. If None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

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2.38 Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all material taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

2.39 ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA to the extent ERISA is applicable to the Company. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

2.40 Compliance with Laws. Each of the Company and its Subsidiaries: (i) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission) in all material respects; and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

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2.41 Ineligible Issuer. As of the time of filing of the Registration Statement, as of the date of this Agreement and as of the Closing Date or any Option Closing Date, the Company was not, is not, and will not be, an “ineligible issuer” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

2.42 Foreign Private Issuer. As of the time of filing of the Registration Statement, the Company was a “foreign private issuer,” as defined in Rule 3b-4 of the Exchange Act (“Foreign Private Issuer”).

2.43 Passive Foreign Investment Company Status. Based on the Company’s most current estimates of its gross income and gross assets and the nature of the Company’s business, the Company was not a Passive Foreign Investment Company within the meaning of Section 1297 of the Code (a “PFIC”) for the taxable year ended December 31, 2014 and does not expect that it will become a PFIC for the taxable year ending December 31, 2015.

2.44 Industry Data. The statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

2.45 Regulatory.

2.45.1. Except as set forth in the Pricing Disclosure Package and the Prospectus, each of the Company and its Subsidiaries has such permits, licenses, certificates, approvals, clearances, authorizations or amendments thereto (the “Regulatory Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Company as described in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus and any Issuer Free Writing Prospectus, including, without limitation, any Investigational New Drug Application, New Drug Application, or New Animal Drug Application, as required by the FDA, any Clinical Trial Application, as required by national health authorities in European countries, any Marketing Authorization Application, as required by the EMA, or other authorizations issued by federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals and biological products such as those being developed by the Company and its Subsidiaries (collectively, “Governmental Authorities,” and each, a “Governmental Authority”), except for any of the foregoing that would not, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; each of the Company and its Subsidiaries is in compliance with the requirements of the Regulatory Permits, and all of the Regulatory Permits are valid and in full force and effect, in each case in all material respects; neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation, termination, modification or impairment of rights of any of the Regulatory Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change; neither the Company nor any Subsidiary has failed to file with the FDA, the USDA or the EMA or any Governmental Authority any required application, submission, report, document, notice, supplement, or amendment, and all such filings were in material compliance with applicable laws when filed and have been supplemented as necessary to remain in material compliance with applicable laws and no material deficiencies have been asserted by the FDA, the USDA or the EMA or any Governmental Authority with respect to any such filings.

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2.45.2. The research, studies and pre-clinical and clinical trials conducted by or on behalf of the Company and its Subsidiaries have been and, if still pending, are being conducted, in all material respects, in accordance with experimental protocols and procedures pursuant to all applicable laws and Regulatory Permits and the results of such research, studies and clinical trials described in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus and any Issuer Free Writing Prospectus, are accurate and fairly present, in all material respects, the data derived from such research, studies, and pre-clinical and clinical trials; any research, studies and pre-clinical and clinical trials conducted by or on behalf of the Company and its Subsidiaries, if still pending, are, to the Company’s knowledge, being conducted in all material respects in accordance with professional and scientific standards and the applicable requirements of the FDA and other Governmental Authorities; neither the Company nor any Subsidiary has received any notice or correspondence from the FDA or any Governmental Authority requiring the termination, suspension or modification of any such research, study, pre-clinical trials and or clinical trial; and except to the extent disclosed in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus and any Issuer Free Writing Prospectus, the Company is not aware of any research, study, pre-clinical trial or clinical trial, the results of which the Company believes reasonably call into question the results described or referred to in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus and any Issuer Free Writing Prospectus.

2.46 Rate of Business. No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such discontinuation or decrease would not reasonably be expected to result in a Material Adverse Change.

2.47 No Stamp Duty. No stamp duty or similar tax or duty is payable under applicable laws or regulations in connection with the creation, issuance or delivery of the Underlying Shares or the ADSs.

2.48 Swedish Law Compliance.

2.48.1. The Company is in compliance with all Swedish corporate and securities rules and regulations, including without limitation the Swedish Code for Corporate Governance, the Annual Accounts Legislation and the Swedish Companies Act, except to the extent failure to comply would not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereunder, the ability of the Company to perform its obligations under or in respect of this Agreement, or on the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have not received any demand to pay monetary fines pursuant to any Swedish financial or securities law and the rules and regulations thereunder, no administrative proceedings have been initiated by Sweden’s Financial Supervisory Authority against the Company or any of its Subsidiaries and the Company and its Subsidiaries are not aware of any reason for the initiation of such proceedings, except to the extent such fines or proceedings would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement. The Company is in compliance with all rules and regulations of Nasdaq Stockholm and the Frankfurt Stock Exchange.

2.48.2. The Company has not engaged in any form of solicitation, advertising or any other action constituting an offer under any applicable Swedish corporate or securities laws (or equivalent), or the regulations promulgated thereunder (collectively, the “Swedish Securities Laws”) in connection with the transactions contemplated hereby that would require the Company to publish a prospectus in Sweden under Swedish Securities Laws.

2.48.3. Subject to conducting the offering of the Public Securities as provided for in the section titled “Underwriting” in the Preliminary Prospectus, the Company is not required to publish a prospectus in Sweden under Swedish laws the with respect to the offer and sale of the Public Securities.

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2.48.4. The issuance, delivery and sale to the Underwriters of the Public Securities and, upon exercise of the Representative’s Warrant, the Representative’s Shares, to be sold by the Company hereunder are not subject to any tax imposed by Sweden or any political subdivision thereof.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2 Federal Securities Laws.

3.2.1. Compliance. The Company, subject to Section 3.2.2, shall comply with the requirements of Rule 430A of the Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities. The Company shall effect all filings required under Rule 424(b) of the Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

3.2.2. Continued Compliance. The Company shall comply with the Securities Act and the Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the Exchange Act or the regulations promulgated thereunder within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

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3.2.3. Filing of Final Prospectus. The Company shall file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.4. Exchange Act Registration. During the Prospectus Delivery Period (as defined below) and for so long as the Warrants are outstanding (and in any case not less than a period of four (4) years after the date of this Agreement), the Company (i) shall maintain the registration of the Public Securities and the Underlying Shares under the Exchange Act and (ii) shall not deregister the Public Securities or the Underlying Shares under the Exchange Act without the prior written consent of the Representative.

3.2.5. Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, which consent shall not be unreasonably withheld, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative shall be deemed to have given its prior written consent to each Issuer General Use Free Writing Prospectus and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i). Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.3 Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company or Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the Lock-Up Period.

3.4 Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

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3.5 Delivery to the Underwriters of Registration Statements. At the Representative’s request, the Company shall deliver or make available to the Representative and counsel for the Representative, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

3.6 Delivery to the Underwriters of Prospectuses. The Company will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requests, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Regulations, would be) required to be delivered under the Securities Act (the “Prospectus Delivery Period”), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

3.7 Effectiveness and Events Requiring Notice to the Representative. The Company shall cause the Registration Statement to remain effective with a current prospectus during the Prospectus Delivery Period and shall notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Pricing Disclosure Package or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the ADSs, the Underlying Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state or foreign securities commission of any proceedings for the suspension of the qualification of the Underlying Shares or the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission with respect to the Registration Statement, Preliminary Prospectus or Prospectus; and (vi) of the happening of any event during the period described in this Section 3.7 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (A) the Registration Statement in order to make the statements therein not misleading, or (B) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state or foreign securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.

3.8 Review of Financial Statements. For a period of five (5) years after the Effective Date, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for the six-month period following the Company’s prior fiscal year end contemporaneously with the announcement of any such financial information.

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3.9 Listing. For so long as the Warrants are outstanding, and in any case not less than four (4) years from the date of this Agreement, the Company shall use its best efforts to maintain the listing of the ADSs on the Nasdaq Capital Market.

3.10 Reports to the Representative.

3.10.1. Periodic Reports, etc. For a period of four (4) years after the Effective Date, the Company shall furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) five copies of each registration statement filed by the Company under the Securities Act; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Representative’s Counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 3.10.1.

3.10.2. Transfer Agent; Transfer Sheets. During the Prospectus Delivery Period, the Company shall retain a transfer agent and registrar for the Public Securities acceptable to the Representative (the “Transfer Agent”) and shall furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.

3.11 General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) all filing fees and communication expenses relating to the registration of the Public Securities with the Commission; (ii) all Public Filing System filing fees associated with the review of the Offering by FINRA (and the reasonable fees of the Representative’s FINRA counsel, but only up to $15,000.00); (iii) all fees and expenses relating to the listing of the Public Securities on the Nasdaq Capital Market and such other stock exchanges as the Company and the Representative shall together determine; (iv) all fees, expenses and disbursements relating to the registration or qualification of such Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees); (v) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Underlying Shares, the ADSs and the ADS Warrants under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (vi) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (vii) the costs and expenses of the public relations firm; (viii) fees and expenses of the transfer agent for the Underlying Shares, the ADSs and the ADS Warrants; (ix) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative; (x) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (xi) the fees and expenses of the Company’s accountants; (xii) the fees and expenses of the Company’s legal counsel and other agents and representatives; (xiii) the cost associated with the use of any book building, prospectus tracking and compliance software for the Offering and (xiv) the actual accountable “road show” expenses for the Offering of the officers, employees, agents and other representatives of the Company (but not officers, employees, agents or other representatives of the Representative) and the cost of any aircraft and other transportation chartered in connection with the road show. Notwithstanding the foregoing, the maximum reimbursement of expenses incurred by the Underwriters in connection with the Offering, assuming closing thereof, shall not exceed $275,000. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

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3.12 Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Prospectus.

3.13 Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the Effective Date, an earnings statement (which need not be certified by independent registered public accounting firm unless required by the Securities Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) of the Regulations and Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

3.14 Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.15 Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.16 Accountants. As of the Effective Date, the Company shall retain an independent registered public accounting firm reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least four (4) years after the Effective Date. The Representative acknowledges that the Auditor is acceptable to the Representative.

3.17 FINRA. The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

3.18 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.19 Release of D&O Lock-up Period. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreement described in Section 2.29.1 hereof for an officer, director or shareholder of the Company and provide the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release through a major news service at least two (2) Business Days before the effective date of the release or waiver.

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3.20 Blue Sky Qualifications. In the event that the ADSs are delisted from the Nasdaq Capital Market, the Company shall use its best efforts, in cooperation with the Underwriters, if necessary, to qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

4. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

4.1 Regulatory Matters.

4.1.1. Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement has become effective not later than 5:00 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Regulations (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Regulations.

4.1.2. FINRA Clearance. By the Effective Date, FINRA shall have raised no objections as to the fairness and reasonableness of the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3. Listing. On or before the date of this Agreement, the ADSs shall be qualified for listing on the Nasdaq Capital Market and the Nasdaq Capital Market shall have approved the ADSs, subject only to official notice of issuance. If agreed to by the Representative and the Company, the Company will request Nasdaq Stockholm and the Frankfurt Stock Exchange to temporarily halt trading of the Ordinary Shares on such markets.

4.2 Company Counsel Matters.

4.2.1. Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the favorable opinion and negative assurance letter of Sichenzia Ross Friedman Ference LLP, U.S. counsel to the Company, and Settervalls Advokatbyrå AB, counsel to the Company, dated the Closing Date and addressed to the Representative each in form substantially similar to Exhibit F hereto.

4.2.2. Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinions of each counsel listed in Section 4.2.1, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsels in their respective opinions delivered on the Closing Date.

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4.2.3. Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Representative’s Counsel if requested. The opinion of Sichenzia Ross Friedman Ference, LLP and Settervalls Advokatbyrå AB, and any opinions relied upon by those firms shall include a statement to the effect that they may be relied upon by Representative’s Counsel in its opinion or negative assurance letter delivered to the Underwriters.

4.3 Comfort Letters.

4.3.1. Comfort Letter. At the time this Agreement is executed, the Representative shall have received a comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative and in form and substance satisfactory in all respects to you and to the Auditor, dated as of the date of this Agreement.

4.3.2. Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date or the Option Closing Date, as applicable.

4.4 Officers’ Certificates.

4.4.1. Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Executive Chairman of the Board of Directors, its Chief Executive Officer, and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the date of this Agreement and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any Material Adverse Change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a Material Adverse Change or a prospective Material Adverse Change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus, and (v) no stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Underlying Shares or the Public Securities for offering or sale, or (C) suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any foreign, state or regulatory body.

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4.4.2. Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary (or such equivalent or other officer as may be approved by Representative) of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying: (i) that the copy the Charter provided to the Representative is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors and any committee thereof relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.4.3. Chief Financial Officer’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Financial Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, and addressed to the Representative, in form and substance satisfactory to the Representative.

4.5 No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding which could reasonably be expected to cause a Material Adverse Change, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Regulations and shall conform in all material respects to the requirements of the Securities Act and the Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 No Misstatements or Omissions. None of the Underwriters shall have reasonably determined, and advised the Company, that the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in such Underwriter’s reasonable opinion, is material, or omits to state a fact which, in such Underwriter’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

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4.7 Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 4 hereto.

4.8 Representative’s Warrant Agreement. On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Warrant Agreement.

4.9 Warrant Agreement. On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Warrant Agreement.

4.10 Additional Documents. At the Closing Date and at each Option Closing Date, if any, Representative’s Counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling Representative’s Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Representative’s Counsel.

If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any Underwriter by notice to the Company at any time at or prior to the Closing Date or an Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 3.10, Section 5 and Section 8.5 shall survive any such termination and remain in full force and effect.

5. Indemnification.

5.1 Indemnification of the Underwriters.

5.1.1. General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by the Representative that participates in the offer and sale of the Public Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or in any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Underlying Shares and the Public Securities under the securities laws thereof or filed with the Commission, any state or foreign securities commission or agency or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Pricing Disclosure Package, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Securities Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.2 hereof. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issuance and sale of the Public Securities, including the underlying shares or in connection with the F-6 Registration Statement, the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

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5.1.2. Procedure. If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter (in addition to local counsel) Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld.

5.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

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5.3 Contribution.

5.3.1. Contribution Rights. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the Offering of the Public Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Public Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Ordinary Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.3.1 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 5.3.1 shall be deemed to include, for purposes of this Section 5.3.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.3.1 in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering of the Public Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2. Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

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6. Default by an Underwriter.

6.1 Default Not Exceeding 10% of Firm Securities or Option Securities. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Securities or the Option Securities, if the Over-allotment Option is exercised hereunder, and if the number of the Firm Securities or Option Securities with respect to which such default relates does not exceed in the aggregate ten percent (10%) of the number of Firm Securities or Option Securities, as applicable, that all Underwriters have agreed to purchase hereunder, then such Firm Securities or Option Securities to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2 Default Exceeding 10% of Firm Securities or Option Securities. In the event that the default addressed in Section 6.1 relates to more than ten percent (10%) of the Firm Securities or Option Securities, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Securities or Option Securities to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than ten percent (10%) of the Firm Securities or Option Securities you do not arrange for the purchase of such Firm Securities or Option Securities, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Securities or Option Securities on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Securities or Option Securities to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.11 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Securities, this Agreement will not terminate as to the Firm Securities; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3 Postponement of Closing Date. In the event that the Firm Securities or Option Securities to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Ordinary Shares.

7. Additional Covenants.

7.1 Board Composition and Board Designations. The Company shall ensure that the qualifications of the persons serving as members of the Board of Directors and the overall composition of the Board comply with the Sarbanes-Oxley Act and with the applicable listing rules of the Nasdaq Capital Market or of any other national securities exchange on which the Company lists the ADSs, as the case may be; provided that any failure to comply with the Sarbanes-Oxley Act or the listing rules on a national securities exchange, shall be pursuant to an applicable exemption therefrom.

7.2 Prohibition on Press Releases and Public Announcements. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the forty-fifth (45th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business or in the reasonable judgment of the Company and its counsel, after notification to the Representative, such press release or communication is required by law.

7.3 Right of First Refusal. Provided that the Firm Securities are sold in accordance with the terms of this Agreement, the Representative shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months following the date of commencement of sales of the Offering, to act as lead investment banker, lead book-runner, lead financial advisor, lead underwriter and/or lead placement agent, at the Representative’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such twelve (12)-month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary and acceptable to the Representative for such Subject Transactions. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional underwriter and/or placement agent in a Subject Transaction without the express written consent of the Representative; provided that, subject to the express written consent of the Representative, which shall not be unreasonably withheld, the Company shall have the right to designate a co-manager or co-placement agent in Subject Transaction on terms and conditions customary and acceptable to the Representative and at the Representative’s sole discretion.

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The Company shall notify the Representative of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to the Representative. If the Representative fails to exercise its Right of First Refusal with respect to any Subject Transaction within five (5) Business Days after the receipt of such written notice, then the Representative shall be deemed to have elected to not exercise its Right of First Refusal. The Representative may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Representative shall not adversely affect the Representative’s Right of First Refusal with respect to any other Subject Transaction during the twelve (12)-month period agreed to above. If the Representative does not elect to exercise its Right of First Refusal, either explicitly or by failing to respond within the five (5) Business Day period, but the material terms of the Subject Transaction are subsequently materially modified as to scope and nature, then the Company will resubmit the proposed modified terms of the Subject Transaction in writing to the Representative, and the Representative shall have five (5) Business Days after receipt of such written notice to advise the Company of its election to participate in the proposed transaction. If the Representative fails to exercise its Right of First Refusal with respect to any Subject Transaction within five (5) Business Days after the receipt of such written notice, then the Representative shall have no further claim or right with respect to the Subject Transaction.

7.4 Variable Rate Transactions. For period of four (4) years from the date of this Agreement, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of American Depositary Shares, Ordinary Shares or any Ordinary Share Equivalents, involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities (including American Depositary Shares) that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Ordinary Shares or additional American Depositary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares or the ADSs at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or ADSs or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. “Ordinary Share Equivalents” means any securities of the Company or its Subsidiaries that would entitle the holder thereof to acquire at any time Ordinary Shares, including, but not limited to, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

7.5 Fee Obligation. If, prior to May 13, 2016, or within twelve (12) months after the date of termination or expiration of the engagement letter between the Company and the Representative, dated May 13, 2015 (the “Engagement Letter”), the Company sells American Depositary Shares, Ordinary Shares or Ordinary Share Equivalents to investors contacted by the Underwriters, then the Company shall pay to the Underwriters, at the time of each such sale, the fees payable to the Representative as set forth in Section 1, but as applicable to such new sale(s). Upon the termination of the Engagement Letter and at the request of the Company, the Representative will provide the Company with a list of investors contacted by the Underwriters in their capacity as such. Notwithstanding anything in this Section 7.5 or the Agreement to the contrary, the Representative will comply with FINRA Rule 5110(f)(2)(D).

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8. Effective Date of this Agreement and Termination Thereof.

8.1 Effective Date. This Agreement shall become effective when both the Company and the Representative has executed the same and delivered counterparts of such signatures to the other party.

8.2 Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or the NASDAQ Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in Representative’s opinion, make it inadvisable to proceed with the delivery of the Firm Securities or Option Securities; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of such a Material Adverse Change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities.

8.3 Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of Representative’s Counsel and “road show” expenses) up to $75,000.00, and upon demand the Company shall pay the full amount thereof to the Representative on behalf of the Underwriters; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement. Notwithstanding the foregoing, any advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

8.4 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.5 Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

9. Miscellaneous.

9.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

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If to the Representative:

Ladenburg Thalmann & Co. Inc.
570 Lexington Avenue
11th Floor
New York, New York 10022
Attn: General Counsel
Fax No.: (212) 308-2203

with a copy (which shall not constitute notice) to:

McGuireWoods LLP
1345 Avenue of the Americas

7th Floor
New York, NY 10105
Attn: Stephen E. Older, Esq.
Fax No.: (212) 715-2307

If to the Company:

Oasmia Pharmaceutical AB
Vallongatan 1
752 28 Uppsala, Sweden
Attention: Julian Aleksov, Executive Chairman
Fax No.: +46 18 51 0873

with a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10036
Attention: Gregory Sichenzia, Esq.
Fax No.: (212) 930-9725

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

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9.6 Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the F-6 Registration Statement, the offering of the Public Securities, Representative’s Shares or any transactions contemplated hereby shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby irrevocably and unconditionally waives any objection to the laying of venue of any such suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the F-6 Registration Statement, the offering of the ADSs or any transactions contemplated hereby in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8 Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

OASMIA PHARMACEUTICAL AB

By:
Name: Julian Aleksov
Title: Executive Chairman

Confirmed as of the date first written
above mentioned, on behalf of itself and as
Representative of the several Underwriters
named on Schedule 1 hereto:

LADENBURG THALMANN & CO. INC.

By:
Name:
Title:

37

SCHEDULE 1

Underwriter	Total Number of Firm ADSs to be Purchased	Total Number of Firm Warrants to be Purchased	Number of Option ADSs to be Purchased if the Over-allotment Option is Fully Exercised	Number of Option Warrants to be Purchased if the Over-allotment Option is Fully Exercised

Ladenburg Thalmann & Co. Inc.
Aegis Capital Corp.
[ ● ]

TOTAL

Sch. 1-1

SCHEDULE 2-A

PRICING INFORMATION

Number of Firm ADSs:

Number of Option ADSs:

Public Offering Price per ADS: $

Underwriting Discount per ADS: $

Number of Firm Warrants:

Number of Option Warrants:

Warrant Exercise Price:

Public Offering Price per ADS Warrant: $0.01

Sch. 2-A-1

SCHEDULE 2-B

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

To the extent not deemed a “bona fide electronic road show” under Rule 433 of the Securities Act, the “Corporate Presentation – August 2015” filed as a free writing prospectus with the Commission on August 14, 2015, the “Corporate Presentation – September 2015” filed as a free writing prospectus with the Commission on September 15, 2015, and the “Corporate Presentation – September 2015” filed as a free writing prospectus with the Commission on September 28, 2015.

Sch. 2-B-1

SCHEDULE 3

permitted testing-the-waters communications

None.

Sch. 3-1

SCHEDULE 4

LIST OF LOCK-UP PARTIES

Alceco International S.A.

Nexttobe AB

Julian Aleksov

Bo Cederstrand

Hans Sundin

Mikael Asp

John Cosby

Anders Lundin

Margareta Eriksson

Annette Ljungmark

Anders Blom

Horst Domdey

Alexander Kotsinas

Hans Liljeblad

Lars Bergkvist

Sch. 4-1

Exhibit A

FORM OF ADS WARRANT AGENT AGREEMENT

[To be attached.]

Ex. A

Exhibit B

FORM OF REPRESENTATIVE’S WARRANT AGREEMENT

[To be attached.]

Ex. B

Exhibit C

FORM OF ADS STOCK LENDING AGREEMENT

[To be attached.]

Ex. C

Exhibit D

FORM OF DEPOSIT AGREEMENT

[To be attached.]

Ex. D

Exhibit E

FORM OF LOCK-UP AGREEMENT

, 2015

Ladenburg Thalmann & Co. Inc.

570 Lexington Avenue

11th Floor

New York, NY 10022

As Representative of the Several Underwriters

Re: Initial Public Offering in the United States of Oasmia Pharmaceutical AB

Ladies and Gentlemen:

The undersigned, an officer, director or holder of ordinary shares, par value SEK 0.10 per share (“Ordinary Shares”), or rights to acquire Ordinary Shares, of Oasmia Pharmaceutical AB (the “Company”) understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Ordinary Shares of the Company, represented by American Depositary Shares (the “Securities”) pursuant to a registration statement on Form F-1 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending one hundred eighty (180) days (the “Lock-Up Period”) after the date of the final prospectus relating to the Offering (the “Prospectus”), directly or indirectly: (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (each a “Relevant Security”) owned either of record or beneficially or may be deemed to be beneficially owned (as defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”)) by the undersigned on the date hereof or hereafter acquired, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Relevant Security, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (3) sell, agree to sell, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of the Relevant Security, or (4) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the Rules and Regulations) with respect to any Relevant Security, or (5) make any demand for or exercise any right with respect to, the registration of any Relevant Security, or (6) otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, or (7) publicly announce an intention to do any of the foregoing.

Ex. E

The restrictions in the immediately preceding paragraph shall not apply to:

(a)	transfers of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares (i) as a bona fide gift, or gifts, (ii) to an immediate family member, an immediate family member of a domestic partner or a trust for the direct or indirect benefit of the undersigned, a domestic partner or an immediate family member, or (iii) by will or intestacy;

(b)	transfers of Ordinary Shares to the Company (i) as forfeitures to satisfy tax withholding and remittance obligations of the undersigned in connection with the vesting or exercise of equity awards granted pursuant to the Company’s equity incentive plans, or (ii) pursuant to a net exercise or cashless exercise by the stockholder of outstanding equity awards pursuant to the Company’s equity incentive plans;

(c)	transfers of the Ordinary Shares or any security convertible into or exercisable for the Ordinary Shares or the Ordinary Shares to any corporation, partnership, limited liability company or other business entity, all of the beneficial ownership interests of which are held exclusively by the holder, domestic partner and/or one or more family members of the holder or the holder’s domestic partner in a transaction not involving a disposition for value;

(d)	securities transferred to one or more affiliates of the holder and distributions of securities to partners, members or shareholders of the holder;

(e)	a private sale of Ordinary Shares (and not American Depositary Shares) to accredited investors within the meaning of Regulation D under the Securities Act, provided that any such sale is exempt from registration under, or not subject to, the Securities Act and not conducted as an open market sale, no public announcement thereof is made or required, the purchaser has agreed to be bound by the lock-up restrictions set forth herein and the Company has informed the Representative in writing of the material terms of the transaction (including the transferee and price);

(f)	transactions relating to the Ordinary Shares acquired in open market transactions after the completion of the Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares acquired in such open market transactions;

(g)	the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act; provided, however, that (i) the restrictions shall apply in full force to sales or other dispositions pursuant to such Rule 10b5-1 plan during the Lock-Up Period and (ii) no public announcement or disclosure of entry into such Rule 10b5-1 plan is made or required to be made, including any filing with the SEC under Section 13 or Section 16 of the Exchange Act;

(h)	any shares purchased by the holder in this offering; or

(i)	securities transferred pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Ordinary Shares or the Ordinary Shares and involving a change of control;

provided that in case of any transfer pursuant to clauses (b) and (g) above, each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement, and provided further that such transfer shall not involve a disposition for value and such transfer is not required to be reported in any public report or filing with the SEC during the Lock-Up Period.

Ex. E

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

Notwithstanding the above, if (a) during the last seventeen (17) days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the eighteen (18) day period beginning on the date on which the issuance of the earnings release or the material news or material event occurs, unless the Representative waives, in writing, such extension; provided, however, that this paragraph shall not apply if (i) the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (ii) within the three (3) business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Company’s Ordinary Shares are “actively traded securities,” within the meaning of Rule 101(c)(1) of Regulation M of the Exchange Act.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement upon the earlier to occur of, (i) the Registration Statement does not become effective and the Company files with the SEC a notice of withdrawal of the Registration Statement pursuant to Rule 477 of the Securities Act of 1933, as amended, or (ii) the Company provides written notice to the Underwriters that the Company does not intend to proceed with the Offering.

The undersigned, whether or not participating in the Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Signature:

Print Name:

Date:

Ex. E

Exhibit F

FORM OF OPINIONS OF COMPANY COUNSEL

[To be attached.]

Ex. F